EXHIBIT 10.10


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                                     WARRANT




                    To Purchase ______ Shares of Common Stock
      (or, as provided in section 12 of the Securities Purchase Agreements hereinafter referred to, ________ Shares of Series B Preferred Stock)
                                       of




                        LUND INTERNATIONAL HOLDINGS, INC.






                         ________________________, ____


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                                TABLE OF CONTENTS

                                                                            Page

1.   Definitions                                                              2

     1.1.   Definitions of Terms                                              2
     1.2.   Other Definitions                                                 3

2.   Exercise of Warrant                                                      3

     2.1.   Right to Exercise; Notice                                         3
     2.2.   Manner of Exercise; Issuance of Shares of Holding Company
             Common Stock                                                     4
     2.3.   Effectiveness of Exercise                                         5
     2.4.   Continued Validity                                                5
     2.5.   Automatic Exercise on Last Day of Exercise Period                 5

3.   Registration, Transfer, Exchange and Replacement of Securities; Legends  6

     3.1.   Registration, Transfer, Exchange and Replacement of Securities    6
     3.2.   Transfers and Legends                                             6

4.   Anti-Dilution Provisions                                                 7

     4.1.   Adjustment of Number of Shares of Holding Company Class A
             Common Stock Purchasable                                         7
     4.2.   Adjustment of Exercise Price                                      8
     4.3.   Rights Offering                                                   16
     4.4.   Certificates and Notices                                          17
     4.5.   Adjustments for Changes in Certain Data                           18

5.   Put Rights; Registration, etc.                                           18

6.   Reservation of Holding Company Common Stock (and/or Other Securities),
     etc.                                                                     19

7.   Various Covenants of the Holding Company                                 19

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     7.1.   No Impairment or Amendment; No Further Issuances or Sales;
             Continued Validity                                               19
     7.2.   Listing on Securities Exchanges, etc.                             19
     7.3.   Anti-Dilution Provisions                                          20
     7.4.   Indemnification                                                   20
     7.5.   Certain Expenses                                                  20

8.   Miscellaneous                                                            20

     8.1.   Nonwaiver                                                         20
     8.2.   Amendment                                                         20
     8.3.   Communications                                                    21
     8.4.   Like Tenor                                                        21
     8.5.   Remedies                                                          21
     8.6.   Successors and Assigns                                            21
     8.7.   Governing Law                                                     21
     8.8.   Headings; Entire Agreement; Partial Invalidity, etc.              21


     Exhibit 2.2(a)     Form of Notice of Exercise
     Exhibit 3.1        Form of Assignment

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THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE RIGHTS AGREEMENT DATED DECEMBER 23, 1998, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.


                                     WARRANT

                    To Purchase ______ Shares of Common Stock
      (or, as provided in section 12 of the Securities Purchase Agreements hereinafter referred to, ________ Shares of Series B Preferred Stock)
                                       of

                        LUND INTERNATIONAL HOLDINGS, INC.

No. RW-_________________, ____


         THIS IS TO CERTIFY that, for value received, ______________________, or registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase in the aggregate __________ shares of Common Stock, $.10 par value (or, as provided in section 12 of the Securities Purchase Agreements hereinafter referred to, ________ Shares of Series B Preferred Stock), of LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Holding Company"), at an Exercise Price of $.11 per share (such Exercise Price and the number of Shares purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

         This Warrant is one of the Holding Company's Warrants to Purchase Shares of Common Stock (or Series B Preferred Stock, as the case may be) (herein, together with any warrants issued in exchange therefor or replacement thereof, all as amended or supplemented from time to time, called the "Warrants") initially exercisable in the aggregate for (a) [Insert "520,749" (for Warrants issued at the Auto Ventshade Closing); "184,090" (for Warrants issued at the Smittybilt Closing)] (subject to adjustment) shares of Common Stock of the Holding Company and issued pursuant to those certain Securities Purchase Agreements, dated December 23, 1998, by and among the Holding Company, certain of its Subsidiaries and the institutional investors named therein (as amended,

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modified and supplemented from time to time, the "Securities Purchase
Agreements") or (b) as provided in section 12 of the Securities Purchase Agreements, ________ [Insert "52,075" (for Warrants issued at the Auto Ventshade Closing); "18,409" (for Warrants issued at the Smittybilt Closing)] (subject to adjustment) shares of Series B Preferred Stock of the Holding Company. Reference is hereby made to the Securities Purchase Agreements and to the Rights Agreement (as defined therein) for a description of, among other things, certain terms relating to the Warrants and the Warrant Shares and certain rights of the holders hereof and thereof, including, without limitation, the rights of the holders to require the registration of the Warrant Shares. Holders of Warrants and/or Warrant Shares are entitled to the applicable benefits of the Securities Purchase Agreements and the other Operative Documents and may enforce the applicable agreements contained therein, all in accordance with the terms thereof, notwithstanding any payment or prepayment or redemption or acquisition of any of the other Securities issued pursuant to the Securities Purchase Agreements.

1. Definitions.

         1.1. Definitions of Terms. Terms used herein without definition which are defined in the Securities Purchase Agreements have the meanings ascribed to them therein, unless the context clearly requires otherwise, including, without limitation, the following terms: "Business Day", "Companies", "corporation", "Excluded Outstanding Options", "Fair Value", "Holding Company Class A Common Stock", "Holding Company Class B Common Stock", "Holding Company Common Stock", "Management Option Plan", "Notes", "Officers' Certificate", "Operative Documents", "Organizational Documents", "Person", "Preferred Shares", "Refinancing Debt", "Required Holders", "Rights Agreement", "Securities", "Securities Act", "Senior Loan Documents", "Series B Preferred Stock", "Shares" and "Subsidiary". In addition, the terms defined in this section 1, whenever used and capitalized in this Warrant, shall, unless the context otherwise requires, have the following respective meanings:

         "Assignment" shall mean the form of Assignment appearing at the end of this Warrant.

         "Convertible Securities" shall mean evidences of indebtedness, Shares (including, without limitation, any Preferred Shares) or other securities which are convertible into or exchangeable or exercisable for, with or without payment of additional consideration, Holding Company Common

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Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         "Exercise Period" shall mean, subject to the provisions of section 2.5, the period commencing on the date on which this Warrant is issued and terminating at 5:00 p.m., Boston time, on December 31, 2006.

         "Exercise Price" shall mean the price per share of Holding Company Common Stock set forth in the preamble to this Warrant, as such price may be adjusted pursuant to section 4.

         "Holding Company" shall mean Lund International Holdings, Inc., a Delaware corporation, and any successor thereto.

         "Notice of Exercise" shall mean the form of Notice of Exercise appearing at the end of this Warrant.

         "Other Securities" shall mean with reference to the exercise privilege of the holders of the Warrants, any Shares (other than shares of Holding Company Common Stock) of the Holding Company and any other securities of the Holding Company (including, without limitation, Preferred Shares) or of any other Person which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrants, in lieu of or in addition to shares of Holding Company Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of Holding Company Common Stock (or Other Securities) pursuant to the terms of the Warrants or otherwise.

         "Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Holding Company Common Stock or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

         "Securities Purchase Agreements" shall have the meaning specified in the preamble to this Warrant.

         "Warrant Shares" shall mean, subject to the provisions of section 12 of the Securities Purchase Agreements, the shares of Holding Company Common Stock (and/or Other Securities) issued or issuable, as the case may be, from time to time upon exercise of the Warrants, including, without

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limitation, any shares of Holding Company Common Stock (and/or Other Securities)
issued or issuable with respect thereto by way of dividend or distribution or in connection with a combination of shares of Holding Company Common Stock, recapitalization, merger, consolidation, other reorganization or otherwise.

         "Warrants" shall have the meaning specified in the preamble to this Warrant.

         1.2. Other Definitions. The terms defined in this section 1.2, whenever used in this Warrant, shall, unless the context otherwise requires, have the following respective meanings:

         "this Warrant" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall, unless the context clearly requires otherwise, refer to, such instruments as they may from time to time be amended, modified or supplemented.

2. Exercise of Warrant.

         2.1. Right to Exercise; Notice. On the terms and subject to the conditions of this section 2, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time or from time to time during the Exercise Period, all as more fully specified below.

         2.2. Manner of Exercise; Issuance of Shares of Holding Company Common Stock. To exercise this Warrant, the holder hereof shall deliver to the Holding Company (a) a Notice of Exercise (substantially in the form of Exhibit 2.2(a) attached hereto) duly executed by a duly authorized officer of the holder hereof (or its attorney) specifying the Warrant Shares to be purchased, (b) an amount equal to the aggregate Exercise Price for all Warrant Shares as to which this Warrant is then being exercised and (c) this Warrant. At the option of the holder hereof, payment of the Exercise Price shall be made (w) by wire transfer of funds to an account in a bank located in the United States designated by the Holding Company for such purpose, (x) by check payable to the order of the Holding Company, (y) by application of any Warrant Shares and/or any Notes, as provided below, or (z) by any combination of such methods.

         Upon the exercise of this Warrant in whole or in part, the holder hereof may, at its option, submit to the Holding Company written instructions from such holder to apply any specified portion of the Warrant Shares issuable upon such exercise in payment of the Exercise Price required upon such exercise, in which case the Holding Company will accept such specified portion of the Warrant Shares (at a value per share equal to the then Fair Value thereof less, in each case, the Exercise Price then in effect), in lieu of a like amount of such cash payment.

         Upon the exercise of this Warrant in whole or in part by the holder of any Notes, such holder may, at its option, surrender such Notes to the Holding Company together with written instructions from such holder to apply all or any specified principal amount of such Notes against the payment of some or all of the Exercise Price required upon such exercise, in which case the Holding Company will accept such specified principal amount in lieu of a like amount of such cash payment. In lieu of or in addition to the aforesaid application, such holder may, without surrendering such Notes, furnish the Holding Company with written instructions to apply all or any specified amount of accrued interest on such Notes against the payment of some or all of the Exercise Price required upon such exercise, in which case the Holding Company will accept such specified accrued interest in lieu of a like amount of cash. Upon any such partial application of the principal of any such Note, the Holding Company at its expense will, and will cause each of the other Companies to, promptly issue and deliver to or upon the order of the holder thereof a new Note or Notes equal in aggregate principal amount to the unpaid principal amount of such surrendered Note not so applied and dated so as to result in no loss of interest. At the time of surrender of any such Note pursuant to this section 2.2, the Holding Company will, and will cause each of the other Companies to, pay to the holder surrendering such Note all interest on the principal amount thereof so applied accrued to and including the date of such surrender.

         Upon receipt of the items referred to in section 2.3, the Holding Company shall, as promptly as practicable, and in any event within five days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or the transferee designated in the Notice of Exercise, a certificate or certificates representing the Warrant Shares specified in the Notice of Exercise (but not exceeding the maximum number thereof issuable upon exercise of this Warrant) minus the Warrant Shares, if any, applied in payment of the Exercise Price. Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

         If this Warrant is exercised in part, the Holding Company shall, at the time of delivery of such certificate or certificates, issue and deliver to the holder hereof or the transferee so designated in the Notice of Exercise, a new Warrant evidencing the right of the holder hereof or such transferee to purchase at the Exercise Price then in effect the Warrant Shares for which this Warrant shall not have been exercised and this Warrant shall be cancelled.

         2.3. Effectiveness of Exercise. Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates representing Warrant Shares shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise (subject to the provisions of section 3.2) shall be deemed to have become the holder of record of such Warrant Shares for all purposes, as of the close of business on the date on which the Notice of Exercise, the Exercise Price and this Warrant shall have been received by the Holding Company.

         2.4. Continued Validity. A holder of Warrant Shares issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions of this Warrant, except such rights as by their terms apply solely
(a) to the holder of a Warrant or (b) to the period prior to the exercise of this Warrant in whole or in part, notwithstanding that this Warrant is cancelled following such exercise. The Holding Company will, at the time of any exercise of this Warrant, upon the request of the holder of the Warrant Shares issued upon the exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, including, without limitation, those set forth in sections 7.1, 7.2, 7.4 and 7.5 of this Warrant; provided that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Holding Company to afford to such holder all such rights.

         2.5. Deemed Exercise on Merger or Sale; Automatic Exercise on Last Day of Exercise Period.

                  (a) If the Holding Company merges or consolidates with, or sells all or substantially all of its properties and assets to any other unaffiliated Person and

                           (i) consideration is payable to the holders of
                  Holding Company Common Stock (or Other Securities) in exchange for their shares of Holding Company Common Stock (or Other Securities) in connection with such merger, consolidation or sale which consists solely of cash or other property (other than securities, as to which the following clause (ii) shall apply), then (A) the holder of this Warrant shall be entitled to receive distributions (the "Distributions") at the same time as and on an equal basis with the holders of Holding Company Common Stock (or Other Securities) as if this Warrant had been exercised immediately prior to such event, less the Exercise Price, or (B) at the option of the holder of this Warrant, such holder may require that this Warrant be purchased by the Holding Company or by the successor thereto in such merger, consolidation or sale upon the consummation of such merger, consolidation or sale at a price (for each share of Holding Company Common Stock (or Other Security) issuable upon exercise of this Warrant) equal to the Distributions per share payable to the holders of the Holding Company Common Stock (or Other Securities), less the Exercise Price. Upon receipt by the holder of this Warrant of payment pursuant to clauses (A) or (B) in this clause (i), this Warrant and the rights of the holder hereof shall terminate; or

                           (ii) in connection therewith, securities are issuable
                  to the holders of Holding Company Common Stock (or Other Securities), if this Warrant has not been exercised on or before the consummation of such transaction, then the holder of this Warrant shall be entitled to receive the same securities at the same time as and on an equal basis with the holders of Holding Company Common Stock (or Other Securities) as if this Warrant had been exercised in full immediately prior to such event and upon receipt of such securities this Warrant and the rights of the holder hereof shall terminate. Payment of the Exercise Price in connection therewith shall be made by application of that portion of the securities issuable to the holder of this Warrant (at a value per share equal to the then Fair Value thereof) equal to the aggregate exercise price which would then be due upon an exercise of this Warrant.

                  (b) If this Warrant shall not have been exercised in full on or before the last day of the Exercise Period, then this Warrant shall be automatically exercised, without further action on the part of the holder hereof, in full (and the holder hereof shall be deemed to be a holder of the Warrant Shares issued upon such automatic exercise) on and as of the last day of the Exercise Period, unless at any time on or before such last day of the Exercise Period the holder of this Warrant shall notify the Holding Company in writing that no such automatic exercise is to occur. Payment of the Exercise Price due in connection with any such automatic exercise pursuant to this section 2.5 shall be made by application of that portion of the Warrant Shares issuable upon such exercise (at a value per share equal to the then Fair Value thereof) equal to the aggregate Exercise Price which is due upon such exercise, unless at any time on or before such last day of the Exercise Period the holder of this Warrant shall notify the Holding Company that such holder elects one of the other payment options set forth in section 2.2. As promptly as practicable following any such automatic exercise, and in any event within ten Business Days after the day that the holder of this Warrant surrenders this Warrant to the Holding Company for cancellation, the Holding Company shall cause to be issued and delivered to the holder hereof a certificate registered in the name of the holder hereof (unless the holder shall specifically instruct the Holding Company otherwise) representing the Warrant Shares issued in connection with such automatic exercise of this Warrant minus the number of Warrant Shares, if any, applied in payment of the Exercise Price.

3. Registration, Transfer, Exchange and Replacement of Securities; Legends.

         3.1. Registration, Transfer, Exchange and Replacement of Securities. Reference is hereby made to sections 17 and 18 of the Securities Purchase Agreements for certain provisions relating to the registration, transfer, exchange and replacement of the Warrants and Warrant Shares. To transfer this Warrant, the holder shall deliver to the Holding Company a Notice of Assignment (substantially in the form of Exhibit 3.1 attached hereto) duly executed by the holder hereof (or its attorney) specifying that this Warrant (or any portion hereof) is to be transferred to the Person(s) named therein.

         3.2. Transfers and Legends. Neither this Warrant nor any Warrant Shares may be transferred or assigned (a) unless registered under the Securities Act or unless an exemption from such registration is available and (b) except in accordance with the restrictions on transfer set forth in the Rights Agreement, and any transfer or assignment not made in accordance with the foregoing shall be void. Until the date on which the Warrants are transferred pursuant to a registration statement effective under the Securities Act or an exemption from the registration requirements of the Securities Act each Warrant shall bear a legend in substantially the following form:

                  "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW, AND MAY NOT BE
                  TRANSFERRED IN THE ABSENCE OF REGISTRATION
                  THEREUNDER OR AN EXEMPTION THEREFROM."

So long as this Warrant is subject to the restrictions on transfer set forth in the Rights Agreement, this Warrant shall bear a legend in substantially the following form:

                  "THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE RIGHTS AGREEMENT DATED DECEMBER 23, 1998, AS AMENDED, MODIFIED AND
                  SUPPLEMENTED FROM TIME TO TIME."

Until the date on which the Warrant Shares are transferred pursuant to a registration statement or an exemption from the registration requirements of the Securities Act becomes effective under the Securities Act, each certificate evidencing Warrant Shares shall bear a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM."

So long as the Warrant Shares are subject to the restrictions on transfer set forth in the Rights Agreement, each certificate evidencing Warrant Shares shall bear a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE RIGHTS AGREEMENT DATED DECEMBER 23, 1998, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME."

4. Anti-Dilution Provisions.

         4.1. Adjustment of Number of Shares of Holding Company Class A Common Stock Purchasable. Upon any adjustment of the Exercise Price as provided in section 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Holding Company Class A Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Holding Company Class A Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         4.2. Adjustment of Exercise Price. In addition to any adjustment required under the provisions of section 4.5 below, and except as otherwise provided in section 4.2(n) below, the Exercise Price shall be subject to adjustment from time to time as set forth in this section 4.2, provided that no such adjustment shall cause the Exercise Price to be less than the par value of any Warrant Share issuable upon exercise.

                  (a) Dividends, Distributions, Subdivisions and Combinations. If and whenever the Holding Company subsequent to the date hereof:

                           (i) declares a dividend upon, or makes any
                  distribution in respect of, any shares of Holding Company Common Stock (or any other Shares of the Holding Company), payable in shares of Holding Company Common Stock, Convertible Securities or Purchase Rights, or

                           (ii) subdivides its outstanding shares of Holding
                  Company Common Stock into a larger number of shares of Holding Company Common Stock, or

                           (iii) combines its outstanding shares of Holding
                  Company Common Stock into a smaller number of shares of Holding Company Common Stock,

         then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Holding Company Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Holding Company Common Stock immediately after such event, treating as outstanding all shares of Holding Company Common Stock issuable upon conversions or exchanges of any such Convertible Securities issued in such dividend or distribution and exercises of any such Purchase Rights issued in such dividend or distribution.

                  (b) Issuance of Additional Shares of Holding Company Common Stock. If and whenever the Holding Company subsequent to the date hereof shall issue or sell shares of Holding Company Common Stock (except as otherwise provided in the last paragraph of this section 4.2(b)), for a consideration per share of Holding Company Common Stock less than the Fair Value per share of Holding Company Common Stock (determined, in each case, as of the date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as of the date specified in the next succeeding paragraph to the price determined by multiplying the Exercise Price in effect as of the date specified in the next succeeding paragraph by a fraction (x) the numerator of which is (A) the sum of (1) the number of shares of

         Holding Company Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Holding Company Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Holding Company upon such issue or sale, divided by (B) the total number of shares of Holding Company Common Stock outstanding immediately after such issue or sale, and (y) the denominator of which is the Fair Value per share of Holding Company Common Stock immediately prior to such issue or sale.

                  For the purposes of this section 4.2(b), the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the Holding Company shall enter into a firm contract for the issuance of such shares of Holding Company Common Stock and (B) immediately prior to the date of actual issuance of such shares of Holding Company Common Stock, provided that if such issuance is of the kind referred to in the last sentence of the definition of Fair Value appearing in the Securities Purchase Agreements, such date shall be the date on which such issuance occurs.

                  No adjustment of the Exercise Price shall be made under this section 4.2(b) upon the issuance of any shares of Holding Company Common Stock which are (i) distributed to holders of shares of Holding Company Common Stock pursuant to a dividend, distribution or subdivision for which an adjustment shall previously have been made under section 4.2(a) or (ii) issued pursuant to the exercise of any Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that an adjustment shall previously have been made upon the issuance of such Purchase Rights or Convertible Securities pursuant to sections 4.2(a), (c) or (d).

                  (c) Issuance of Purchase Rights. If and whenever the Holding Company subsequent to the date hereof shall issue or sell any Purchase Rights (except as otherwise provided in the last paragraph of this section 4.2(c)) and the consideration per share of Holding Company Common Stock for which shares of Holding Company Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the Fair Value per share of Holding Company Common Stock (determined, in each case, as of the date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as provided in section 4.2(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Holding Company Common Stock ever issuable upon exercise of such Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Fair Value specified in the next succeeding paragraph.

                  For the purposes of this section 4.2(c), the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the Holding Company shall enter into a firm contract for the issuance of such Purchase Rights and (B) immediately prior to the date of actual issuance of such Purchase Rights, provided that if such issuance is of the kind referred to in the last sentence of the definition of Fair Value appearing in the Securities Purchase Agreements, such date shall be the date on which such issuance occurs.

                  No adjustment of the Exercise Price shall be made under this section 4.2(c) upon the issuance of any Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Purchase Rights pursuant to section 4.2(a).

                  (d) Issuance of Convertible Securities. If and whenever the Holding Company subsequent to the date hereof shall issue or sell any Convertible Securities (except as otherwise provided in the last paragraph of this section 4.2(d)) and the consideration per share of Holding Company Common Stock for which shares of Holding Company Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Fair Value per share of Holding Company Common Stock (determined, in each case, as of the date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as provided in section 4.2(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Holding Company Common Stock ever necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Value specified in the next succeeding paragraph.

                  For the purposes of this section 4.2(d), the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the Holding Company shall enter into a firm contract for the issuance of such Convertible Securities and (B) immediately prior to the date of actual issuance of such Convertible Securities, provided that if such issuance is of the kind referred to in the last sentence of the definition of Fair Value appearing in the Securities Purchase Agreements, such date shall be the date on which such issuance occurs.

                  No adjustment of the Exercise Price shall be made under this section 4.2(d) upon the issuance of any Convertible Securities which are (i) distributed to holders of shares of Holding Company Common Stock pursuant to a dividend or distribution to the extent that an adjustment shall previously have been made pursuant to section 4.2(a) or (ii) issued pursuant to the exercise of any Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Purchase Rights pursuant to section 4.2(a) or (c).

                  (e) Minimum Adjustment. If any adjustment of the Exercise Price pursuant to this section 4.2 shall result in an adjustment of less than $.0001, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.0001; provided that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any shares of Holding Company Common Stock (or any other Shares of the Holding Company) payable in shares of Holding Company Common Stock, Purchase Rights or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Holding Company Common Stock into a greater or smaller number of shares of Holding Company Common Stock, the foregoing figure of $.0001 (or such figure as last adjusted) shall be proportionately adjusted, and provided, further, that upon the exercise of this Warrant, the Holding Company shall make all necessary adjustments (to the nearest .0001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

                  (f) Readjustment of Exercise Price. Upon each change in (i) the consideration, if any, payable for any Purchase Rights or Convertible Securities referred to in section 4.2(a), (c) or (d), (ii) the consideration, if any, payable upon exercise of such Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the number of shares of Holding Company Common Stock issuable upon the exercise of such Purchase Rights or the rate at which such Convertible Securities are convertible into or exchangeable for shares of Holding Company Common Stock, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Purchase Rights or Convertible Securities provided for such changed consideration, number of shares of Holding Company Common Stock so issuable or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the Exercise Price then in effect shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration had such Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this section 4.2(f) shall (i) increase the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Purchase Rights or Convertible Securities or (ii) require any adjustment to the amount paid or number of Warrant Shares received by any Person upon any exercise of this Warrant prior to the date upon which such readjustment to the Exercise Price shall occur.

                  (g) Reorganization, Reclassification or Recapitalization of the Holding Company. If and whenever subsequent to the date hereof the Holding Company shall effect (i) any reorganization, reclassification or recapitalization of the Holding Company Common Stock (or any other Shares of the Holding Company) (other than in the cases referred to in section 4.2(a)), (ii) any consolidation or merger of the Holding Company with or into another Person (other than in the cases referred to in section 2.5), (iii) the sale, transfer or other disposition of the property, assets or business of the Holding Company as an entirety or substantially as an entirety or (iv) any other transaction (or any other event shall occur) as a result of which holders of shares of Holding Company Common Stock become entitled to receive any Shares or other securities and/or property

         (including, without limitation, cash) with respect to or in exchange for shares of Holding Company Common Stock, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the Warrant Shares theretofore deliverable, as appropriate) the highest number of Shares or other securities and/or the greatest amount of property (including, without limitation, cash) to which the holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition or other transaction or upon the occurrence of such other event, and at the same aggregate Exercise Price.

                  Prior to and as a condition of the consummation of any transaction or event described in the preceding sentence, the Holding Company shall make equitable, written adjustments in the application of the provisions set forth herein and in the other Operative Documents for the benefit of the holders of the Warrants and/or Warrant Shares, in a manner reasonably satisfactory to the Required Holders of the Warrants and/or Warrant Shares, as applicable, so that all such provisions shall thereafter be applicable, as nearly as possible, in relation to any Shares or other securities or other property thereafter deliverable upon exercise of the Warrants and so that the holders of the Warrants will (prior to exercise) enjoy all of the rights and benefits enjoyed by any Person who shall have acquired any such Shares or other securities and/or property in connection with any such transaction or event, including, without limitation, any subsequent tender offer or redemption of any such Shares or other securities. Any such adjustment shall be made by and set forth in a supplemental agreement of the Holding Company and/or the successor entity, as applicable, for the benefit of the holders of the Warrants and/or Warrant Shares and in form and substance acceptable to the Required Holders of the Warrants and Warrant Shares, which agreement shall bind the Holding Company and/or the successor entity, as applicable, and all holders of Warrants and Warrant Shares then outstanding and, upon request by the Required Holders of the Warrants and Warrant Shares, shall be accompanied by a favorable opinion of the regular outside counsel to the Holding Company or the successor entity, as applicable (or such other firm as is reasonably acceptable to the Required Holders of the Warrants), as to the enforceability of such agreement and as to such other matters as the Required Holders of the Warrants may reasonably request.

                  (h) Other Dilutive Events. If any other transaction or event shall occur (excluding any transaction or event explicitly referred to in this section 4.2, but including, without limitation, any issuance, repurchase, redemption, or other distribution in respect of any Shares or other securities of the Holding Company or of any other Person, including any Person referred to in section 4.2(g)), as to which the other provisions of this section 4 are not strictly applicable but the failure to make any adjustment to the Exercise Price or to any of the other terms of this Warrant would not fairly protect the purchase rights and other rights represented by this Warrant in accordance with the essential intent and principles hereof, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Holding Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Holding Company), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this section 4, necessary to preserve, without dilution, the rights represented by this Warrant. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this section
         4. The Holding Company shall pay the fees and expenses of such firm of accountants in connection with any such opinion. Upon receipt of such opinion, the Holding Company will promptly deliver a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

                  (i) Determination of Consideration. For the purposes of this section 4, the consideration received or receivable by the Holding Company for the issuance, sale or grant of shares of Holding Company Common Stock, Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued and determined as follows:

                           (i) Cash Payment. In the case of cash, the gross
                  amount paid by the purchasers without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any underwriting or placement commissions or concessions paid or allowed by the Holding Company to unaffiliated third parties in connection with such issue or sale.

                           (ii) Non-Cash Payment. In the case of consideration
                  other than cash, the Fair Value thereof (in any case as of the date immediately preceding the issuance, sale or grant in question).

                           (iii) Certain Allocations. If shares of Holding
                  Company Common Stock, Purchase Rights and/or Convertible Securities are issued or sold together with other securities or other assets of the Holding Company for a consideration which covers more than one of the foregoing categories of securities and assets, the consideration received or receivable (computed as provided in clauses (i) and (ii) of this section 4.2(i)) shall be allocable to such shares of Holding Company Common Stock, Purchase Rights and/or Convertible Securities as reasonably determined in good faith by the board of directors of the Holding Company (provided such allocation is set forth in a written resolution and a certified copy thereof is furnished to the holder of this Warrant promptly (but in any event within 10 days) following its adoption).

                           (iv) Dividends in Securities. If the Holding Company
                  shall declare a dividend or make any other distribution upon any shares of Holding Company Common Stock payable in shares of Holding Company Common Stock, Convertible Securities or Purchase Rights, such shares of Holding Company Common Stock, Convertible Securities or Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (v) Purchase Rights and Convertible Securities. The
                  consideration for which each share of Holding Company Common Stock shall be deemed to be issued upon the issuance or sale of any Purchase Rights or Convertible Securities shall be determined by dividing (A) the total consideration, if any, received by the Holding Company as consideration for the Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, ever payable to the Holding Company upon the exercise of such Purchase Rights and/or upon the conversion or exchange of such Convertible Securities, as the case may be, but without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any underwriting placement commissions or concessions paid or allowed by the Holding Company to unaffiliated third parties in connection with such issue or sale; by (B) the maximum number of shares of Holding Company Common Stock ever issuable upon the exercise of such Purchase Rights or upon the conversion or exchange of such Convertible Securities.

                           (vi) Merger, Consolidation or Sale of Assets. If any
                  shares of Holding Company Common Stock, Convertible Securities or Purchase Rights are issued in connection with any merger or consolidation of which the Holding Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such shares of Holding Company Common Stock, Convertible Securities or Purchase Rights, as the case may be. In the event of (A) any merger or consolidation of which the Holding Company is not the surviving corporation or (B) the sale, transfer or other disposition of the property, assets or business of the Holding Company as an entirety or substantially as an entirety for shares or other securities of any other Person, the Holding Company shall be deemed to have issued the number of shares of Holding Company Common Stock for Shares or other securities of the surviving corporation or such other Person computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such Shares or other securities of the surviving corporation or such other Person, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of section 4.2(g), shall be made after giving effect to such adjustment of the Exercise Price.

                  (j) Record Date. If the Holding Company shall take a record of the holders of the Holding Company Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Holding Company Common Stock, Convertible Securities or Purchase Rights or (ii) to subscribe for or purchase shares of Holding Company Common Stock, Convertible Securities or Purchase Rights, then all references in this section 4 to the date of the issue or sale of shares of Holding Company Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

                  (k) Shares Outstanding. The number of shares of Holding Company Common Stock deemed to be outstanding at any given time shall not include shares of Holding Company Common Stock held by the Holding Company or any Subsidiary of the Holding Company.

                  (l) Maximum Exercise Price. At no time shall the Exercise Price exceed the amount set forth in the first paragraph of the Preamble of this Warrant except as a result of an adjustment thereto pursuant to section 4.2(a)(iii) or 4.2(g).

                  (m) Application. All subdivisions of this section 4.2 are intended to operate independently of one another. If a transaction or an event occurs that requires the application of more than one subdivision, all applicable subdivisions shall be given independent effect (but without duplication of adjustment).

                  (n) No Adjustments Under Certain Circumstances. Anything herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be made in the case of:

                           (i) any issuance of shares of Holding Company Common
                  Stock (or Other Securities) upon the exercise in whole or in part of any of the Warrants; or

                           (ii) the issuance or sale of shares of Holding
                  Company Common Stock, Purchase Rights or Convertible Securities for a consideration per share of Holding Company Common Stock at or above the Fair Value per share of Holding Company Common Stock, all determined as provided herein; or

                           (iii) the issuance of any shares of Holding Company
                  Class A Common Stock for an equal number of shares of Holding Company Class B Common Stock (subject to appropriate adjustment for any stock dividend, subdivision or combination) upon conversion thereof pursuant to the terms of the Holding Company's Certificate of Designation, Preferences and Rights of Class B-1 Common Stock (as in effect on the Auto Ventshade Closing Date); or

                           (iv) the issuance of shares of Holding Company Class
                  A Common Stock upon conversion of the Series B Preferred Stock outstanding on the Auto Ventshade Closing Date pursuant to the terms of the Holding Company's Certificate of Designation, Preferences and Rights of the Series B Preferred Stock (as in effect on the Auto Ventshade Closing Date); or

                           (v) the issuance of shares of Holding Company Common
                  Stock upon the exercise of the options therefor outstanding (and as in effect) on the Auto Ventshade Closing Date and specified on Exhibit 5.5(b) attached to the Securities Purchase Agreements, provided that the aggregate number of shares of Holding Company Common Stock so issued shall not exceed 677,000 (subject to appropriate adjustment for any stock dividend, subdivision or combination) at any time.

         4.3. Rights Offering. If the Holding Company shall effect an offering of its Shares pro rata among its stockholders, the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and such holder were, at the time of any such rights offering, then a holder of that number of Warrant Shares to which such holder is then entitled on the exercise hereof.

         4.4. Certificates and Notices.

                  (a) Adjustments to Exercise Price. As promptly as practicable (but in any event not later than 10 Business Days) after the occurrence of any event requiring any adjustment under this section 4 to the Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), the Holding Company shall, at its expense, deliver to the holder of this Warrant either (i) an Officers' Certificate or (ii) a certificate signed by a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Holding Company), setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and the number of shares of Holding Company Common Stock (or Other Securities) purchasable upon exercise of this Warrant after giving effect to such adjustment. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this section 4.

                  (b) Extraordinary Events. If and whenever the Holding Company subsequent to the date hereof shall propose to (i) pay any dividend to the holders of shares of Holding Company Common Stock or to make any other distribution to the holders of shares of Holding Company Common Stock (including, without limitation, any cash distribution), (ii) offer to the holders of shares of Holding Company Common Stock rights to subscribe for or purchase any additional shares of Holding Company Common Stock (or any other Shares) or any other rights or options,
         (iii) effect any reclassification of the Shares of the Holding Company (other than a reclassification involving merely the subdivision or combination of outstanding shares of Holding Company Common Stock referred to in section 4.2(a)), (iv) engage in any reorganization or recapitalization or any consolidation or merger, (v) consummate any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, (vi) effect any other transaction which might require an adjustment to the Exercise Price (or to the number or kind of shares of Holding Company Common Stock, securities or other property deliverable upon the exercise of this Warrant), including, without limitation, any transaction of the kind described in section 4.2(g) or (vii) commence or effect the liquidation, dissolution or winding up of the Holding Company, then, in each such case, the Holding Company shall deliver to the holder of this Warrant an Officers' Certificate giving notice of such proposed action, specifying (A) the date on which the books of the Holding Company shall close, or a record shall be taken, for determining the holders of shares of Holding Company Common Stock entitled to receive such dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, transaction, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which it is expected that holders of shares of Holding Company Common Stock shall be entitled to receive shares of Holding Company Common Stock, securities or other property deliverable upon such action, if any such date is to be fixed. Such Officers' Certificate shall be delivered in the case of any action covered by clause (i) or (ii) above, at least 30 days prior to the record date for determining holders of shares of Holding Company Common Stock for purposes of receiving such payment or offer, and, in any other case, at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of shares of Holding Company Common Stock entitled to receive such securities or other property.

                  (c) Effect of Failure. Failure to give any certificate or notice, or any defect in any certificate or notice required under this section 4.4 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of Warrant Shares purchasable upon exercise of this Warrant.

         4.5. Adjustments for Changes in Certain Data. The Holding Company hereby agrees that the initial aggregate number of shares of Holding Company Class A Common Stock issuable upon exercise in full of the Warrants issued on the [Auto Ventshade/ Smittybilt] Closing Date (or upon conversion of the Series B Preferred Stock issuable upon such exercise, subject to the provisions of section 12 of the Securities Purchase Agreements) to the initial holders thereof was _______ [Insert "520,749" (for Warrants issued at the Auto Ventshade Closing); "184,090" (for Warrants issued at the Smittybilt Closing)], which was intended to constitute not less than ______ [Insert "4.8%" (for Warrants issued at the Auto Ventshade Closing); "1.2%" (for Warrants issued at the Smittybilt Closing)] of the shares of Holding Company Common Stock (of both classes) outstanding immediately following the [Auto Ventshade/Smittybilt] Closing (calculated on a fully-diluted basis assuming the conversion, exercise and exchange of all outstanding securities convertible into or exercisable or exchangeable for Shares of the Holding Company, including, without limitation, the Warrants, but excluding the Excluded Outstanding Options. If for any reason the shares of Holding Company Class A Common Stock purchasable upon the exercise of the Warrants issued on the [Auto Ventshade/Smittybilt] Closing Date constituted less than [4.8%/1.2%] of the shares of Holding Company Common Stock outstanding as of such time (and as so calculated), the Holding Company shall forthwith reissue each Warrant then outstanding with appropriate adjustments in the Exercise Price and in the number of shares of Holding Company Class A Common Stock (and as provided in section 12 of the Securities Purchase Agreements, shares of Series B Preferred Stock) issuable upon exercise thereof (together with an Officers' Certificate setting forth in reasonable detail the computation of such adjustments), and all such adjustments shall be reasonably satisfactory to the holders thereof.

5. Registration, etc. Reference is hereby made to the Securities Purchase Agreements and to the Rights Agreement for certain provisions relating to the rights of the holders of the Warrants and Warrant Shares to require the Holding Company to register the Warrant Shares under the Securities Act.

6. Reservation of Holding Company Common Stock (and/or Other Securities), etc. The Holding Company has reserved and after the date hereof will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of shares of Holding Company Class A Common Stock purchasable upon the exercise of this Warrant. All such shares of Holding Company Common Stock (and/or Other Securities) shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to preemptive rights on the part of any other Person or to any Lien, charge or other security interest, but, in each case, subject to the applicable terms of the Rights Agreement.

7. Various Covenants of the Holding Company.

         7.1. No Impairment or Amendment; No Further Issuances or Sales; Continued Validity. The Holding Company shall not by any action, including, without limitation, amending its Organizational Documents, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of Shares or other securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Holding Company (a) will take all such action as may be necessary or appropriate in order that the Holding Company may validly issue fully paid and nonassessable Warrant Shares, (b) will obtain and maintain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable the Holding Company to perform its obligations under this Warrant, (c) will not be or become bound by any agreement, document or instrument (other than the Senior Loan Documents (or the documents related to any Refinancing Debt thereof)), the terms of which restrict the Holding Company from performing its obligations under, and/or complying with the terms of, this Warrant and/or any of the other Operative Documents, (d) will not amend or modify any term, condition or provision of (i) its Organizational Documents or (ii) the Management Option Plan, or any related agreement, document or instrument, in a manner which is, or could reasonably be expected to be, adverse in any material respect to the interests of any holder of Warrants and/or Warrant Shares and (e) will not permit the par value of any Warrant Shares issuable upon exercise of this Warrant to be greater than the amount payable therefor upon such exercise.

         So long as any Warrants or Warrant Shares are outstanding, the Holding Company will acknowledge in writing, in form satisfactory to any holder of any such security, the continued validity of the Holding Company's obligations hereunder.

         7.2. Listing on Securities Exchanges, etc. At all times following the exercise of this Warrant, the Holding Company will use commercially reasonable efforts to maintain the listing of all issued and outstanding Warrant Shares on each securities exchange or market or trading system on which such securities are then or at any time thereafter listed or traded.

         7.3. Anti-Dilution Provisions. If the Holding Company issues any Purchase Rights or Convertible Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Warrant, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

         7.4. Indemnification. Without limiting the generality of any provision of the Securities Purchase Agreements or any of the other Operative Documents, the Holding Company shall indemnify, save and hold harmless the holder of this Warrant and the holder of any Warrant Shares from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses reasonably incurred by such holder in connection with enforcing any of the terms hereof.

         7.5. Certain Expenses. The Holding Company shall pay all taxes (other than transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of this Warrant and any Warrant Shares.

8. Miscellaneous.

         8.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder of this Warrant or of any Warrant Shares shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

         8.2. Amendment. Any term, covenant, agreement or condition of the Warrants may, with the consent of the Holding Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Required Holders of the Warrants and the Holding Company, provided that (a) no such amendment or waiver shall change the number of Warrant Shares issuable upon the exercise of any Warrant or the manner of exercise or the amount of any payment due upon exercise or the duration of the Exercise Period, in each case without the prior written consent of the holder of such Warrant and (b) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         8.3. Communications. All communications provided for herein shall be delivered, mailed or sent by facsimile transmission addressed in the manner and shall be effective as of the time specified in the Securities Purchase Agreements.

         8.4. Like Tenor. All Warrants shall at all times be identical, except as to the preamble to each Warrant.

         8.5. Remedies. No remedy conferred in this Warrant on the holder of any Warrant or Warrant Shares is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other agreement, document or instrument or now or hereafter existing at law or in equity or by statute or otherwise.

         8.6. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holding Company, the holder or holders of this Warrant and, as applicable, of any Warrant Shares, to the extent provided herein, and shall be enforceable by such holder or holders.

         8.7. Governing Law. This Warrant, including the validity hereof and the rights and obligations of the Holding Company and of the holder hereof and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         8.8. Headings; Entire Agreement; Partial Invalidity, etc. The table of contents to and headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant, together with the other Operative Documents, embodies the entire agreement and understanding between the holder hereof and the Holding Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Warrant or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


            [The remainder of this page is left blank intentionally.]

            IN WITNESS WHEREOF, the Holding Company has caused this Warrant to be executed as an instrument under seal by its duly authorized officer as of the date first above written.

                                         LUND INTERNATIONAL HOLDINGS, INC.



                                         By: _______________________________
                                             (Title)

                                                                  Exhibit 2.2(a)


                           FORM OF NOTICE OF EXERCISE

               (To be executed only upon partial or full exercise
                             of the within Warrant)



         The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ______ shares of Common Stock of LUND INTERNATIONAL HOLDINGS, INC. and herewith makes payment therefor in the amount of $_________, all at the price, in the manner and on the terms and conditions specified in the within Warrant, and requests that a certificate (or _______ certificates in denominations of _____________ Shares of Common Stock) for such Common Stock hereby purchased be issued in the name of and delivered to [choose one] (a) the undersigned or (b) _________________, whose address is ________________________ and, if such shares of Common Stock shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the Warrant Shares not being purchased hereunder be issued in the name of and delivered to [choose one] (a) the undersigned or (b) __________________, whose address is _________________________ .



Dated: ___________________, _____.


                                         [                            ]



                                         By ___________________________
                                         (Signature of Registered Holder)


NOTICE: The signature on this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                                                       Exhibit 3


                               FORM OF ASSIGNMENT

                  (To be executed only upon the assignment of the within Warrant)



         FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________________, whose address is ____________________________, all of the rights of the undersigned under the within Warrant, with respect to shares of Common Stock of LUND INTERNATIONAL HOLDINGS, INC. and, if such shares of Common Stock shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the Warrant Shares not being transferred hereunder be issued in the name of and delivered to [choose one] (a) the undersigned or (b) ____________, whose address is ________________, and does hereby irrevocably constitute and appoint ______________________ Attorney to register such transfer on the books of LUND INTERNATIONAL HOLDINGS, INC. maintained for the purpose, with full power of substitution in the premises.


Dated: ___________________, _____.


                                         [                            ]



                                         By ___________________________
                                         (Signature of Registered Holder)


NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.